As filed with the Securities and Exchange Commission on April 22, 2019

Registration No. 333-230218

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________

Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
_____________________

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

_____________________

Canada	98-1136802
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

251 Consumers Road, Suite 1105

Toronto, Ontario, Canada M2J 4R3

(647) 479-9828

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

_____________________

Aptose Biosciences U.S. Inc.

Unit 120, 12770 High Bluff Drive

San Diego, California 92130

(858) 926-2730

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street Pacific Centre Vancouver, British Columbia Canada V7Y 1K4	Gregory K. Chow Chief Financial Officer Aptose Biosciences Inc. 251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada (647) 479-9828

 _____________________

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Aptose Biosciences Inc. is filing this Amendment No. to its Registration Statement on Form S-3 (333-230218), as an exhibit-only filing to file, at the request of the Securities and Exchange Commission, an updated auditor consent as exhibit 23.1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the registration statement, the signature page to the registration statement, the exhibit index and the exhibit being filed with this Amendment No. 1. The prospectus included in the registration statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the Securities being registered. All the amounts shown are estimates, except for the Securities and Exchange Commission registration fee. The amounts do not include the costs of preparing any prospectus supplements, stock exchange listing fees, FINRA filing fees, transfer agent fees or other expenses relating to the sale and distribution of particular securities registered under this registration statement, as those costs and expenses cannot be estimated at this time.

Amount
Securities and Exchange Commission registration fee	$12,120
Accounting fees and expenses	15,000
Legal fees and expenses	30,000
Miscellaneous fees and expenses	5,000

Total	$62,120

Item 15.	Indemnification of Officers and Directors

Under the Canada Business Corporations Act, or the “CBCA”, the registrant may indemnify its current or former directors or officers or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the registrant or another entity, and the individual seeking indemnity shall have a right to such indemnity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done. The CBCA also provides that the registrant may advance moneys to such an individual for the costs, charges and expenses of such a proceeding.

The CBCA also provides that the registrant may with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the registrant or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the registrant or other entity at the registrant’s request.

However, indemnification under any of the foregoing circumstances is prohibited under the CBCA unless the individual:

•	acted honestly and in good faith with a view to the registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request; and
•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The registrant’s by-law No. 2 provides that the registrant will indemnify its directors or officers, former directors or officers or other individuals who act or have acted at the registrant’s request as a director or officer, or in a similar capacity, of another entity, and his or her heirs and legal representatives to the extent permitted by the CBCA.

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The registrant’s by-law No. 2 further provides that, except as otherwise required by the CBCA, the registrant may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he or she is or was an employee or agent of the registrant, or is or was serving at the request of the registrant as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which he or she served at the registrant’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the registrant or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

The registrant has entered into indemnity agreements with its directors and certain officers pursuant to which it has agreed to indemnify its officers and directors for:

(a)	all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director and/or officer of the registrant, if (i) they acted honestly and in good faith with a view to the best interests of the registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

(b)	all costs, charges and expenses reasonably incurred by them in connection with any action by or on behalf of the registrant to procure a judgment in the registrant’s favour to which they are made a party by reason of being or having been a director and/or officer of the registrant.

(c)	all costs, charges and expenses reasonably incurred by them in connection with the defense of any civil, criminal or administrative proceeding to which they are made a party by reason of being or having been a director and/or officer of the registrant if they have been substantially successful on the merits in their defense of the action or proceeding and they fulfil the conditions set forth in the two foregoing clauses (a)(i) and (a)(ii) above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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Item 16.	Exhibits

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1**	Articles of Incorporation, Arrangement and Amendment (incorporated herein by reference to Exhibit 99.3 to the registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)
3.2**	By-law #2 of the registrant (incorporated herein by reference to Exhibit 99.2 to the registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)
4.1*	Form of any Warrant Agreement or Warrant Indenture
5.1**	Opinion of McCarthy Tétrault LLP
23.1***	Consent of KPMG LLP
23.2**	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)
24.1**	Powers of Attorney

________________________

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

** Previously filed.

*** Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

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(8) That:

(i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, California, on this 22nd day of April, 2019.

APTOSE BIOSCIENCES INC.

By:	/s/ Gregory K. Chow
	Name:	Gregory K. Chow
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on April 22, 2019.

	Signature	Title

	/s/ William G. Rice	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
William G. Rice

	/s/ Gregory K. Chow	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)
Gregory K. Chow

	*	Director
Denis Burger

	*	Director
Carol Ashe

	*	Director
Caroline Loewy

	*	Director
Dr. Erich M. Platzer

	*	Director
Dr. Mark Vincent

	*	Director
Warren Whitehead

*By:	/s/ Gregory K. Chow
Name: Gregory K. Chow
Title: Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Aptose Biosciences Inc. in the United States, on this 22nd day of April, 2019.

APTOSE BIOSCIENCES U.S. INC.

By:	/s/ Gregory K. Chow
	Name:	Gregory K. Chow
	Title:	Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement
3.1**	Articles of Incorporation, Arrangement and Amendment (incorporated herein by reference to Exhibit 99.3 to the registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)
3.2**	By-law #2 of the registrant (incorporated herein by reference to Exhibit 99.2 to the registrant’s Current Report on Form 6-K filed with the SEC on June 12, 2015)
4.1*	Form of any Warrant Agreement or Warrant Indenture
5.1**	Opinion of McCarthy Tétrault LLP
23.1***	Consent of KPMG LLP
23.2**	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1)
24.1**	Powers of Attorney

________________________

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

** Previously filed.

*** Filed herewith.